Investor Information August - September 2023 Exhibit 99.1

2 Table of contents Topic Page # Profile and Strategy 3-10 Asset / Liability Management 11-19 Fees & Expenses 20-26 Business Segment Highlights 27-31 Loans & Deposits 32-38 Capital, Debt & Liquidity 39-42 Technology & Continuous Improvement 43-46 Credit 47-58 Near-Term Expectations 59 Environmental, Social & Governance 60-61 LIBOR Transition 62 Bolt-on Acquisitions 63 Appendix & Forward Looking Statements 64-80

3 Line of business coverage Alabama – 188 Georgia – 116 Iowa – 5 Mississippi – 101 South Carolina – 18 Arkansas – 57 Illinois – 41 Kentucky – 9 Missouri – 50 Tennessee – 198 Florida – 273 Indiana – 40 Louisiana – 82 North Carolina – 7 Texas – 90 Ranked 19th in the U.S. in total deposits(1) Branch locations by state(2) Our banking franchise Birmingham, Alabama (1) Source: S&P Capital IQ as of 6/30/2022; pro-forma for announced M&A transactions as of 07/11/2023. The green shaded states represent Regions' 15-state branch footprint. (2) Total branches as of 06/30/2023. First Sterling Ascentium Business Capital Capital Markets Commercial Banking Corporate Banking Equipment Finance Government/Institutional Institutional Services Private Wealth Real Estate Specialized Industries EnerBank

4 CCAR Loan Loss Rate Profile evolution Improved Credit Risk Profile Continuous Improvement Proactive Interest Rate Hedging Exited Non-Core Business Strategic M&A Top Quartile Profitability $24 $8 2008 2022 Investor CRE ($ in billions) 8.1% 6.9% 2012 2022 Customer Journeys Organization Simplification Revenue Growth Efficiency Improvements ~640 bps Improvement in efficiency ratio 2017 to 2022 • Hedge program introduced in 2017/2018 to protect NIM against falling interest rates ◦ Highly effective; cumulative NII contribution through 12/31/22 of ~$900M • New actions taken in 2022 and 2023 to protect NIM if rates decrease in the future 9.0% 24.1% 2015 RF ROATCE Indirect Auto 2012 2018 2019 2022 2022 Peers(1) (1) Source: S&P Capital IQ; peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Bottom Quartile Median Top Quartile 16.9% 19.3% 20.6% Sold $1.2B Unsecured Consumer Loan Portfolio

5 Top market share plays a valuable role in the competitive landscape (1) Based on MSA and non-MSA counties using FDIC deposit data as of 6/30/2022; pro-forma for announced M&A transactions as of 07/11/2023. (2) Significant money center bank presence (JPM, BAC, C, WFC) defined as combined market share using 6/30/2022 FDIC deposit data of 20% or more. Markets with top 5 market share(1) MSAs Non-MSA counties • Ranked 19th in the U.S. in total deposits(1) • 86% of deposits in 7 states: Alabama, Tennessee, Florida, Louisiana, Mississippi, Georgia, Arkansas • Top 5 or better market share in ~70% of MSAs across 15-state footprint(1) • Greater than 2/3 of deposits in markets without a significant money center bank presence(2) • High growth markets benefiting from population and business growth: • Florida • Georgia • Texas • Tennessee

6 Strong in-market migration has converted legacy core markets into growth markets Serving Fast-Growing MSAs Deposits Market Rank(1) Nashville, Tennessee $10.7 3 Tampa, Florida $7.7 4 Atlanta, Georgia $6.1 7 Orlando, Florida $3.2 5 Knoxville, Tennessee $3.1 3 Huntsville, Alabama $2.6 1 Dallas/Ft Worth, Texas $2.6 19 Houston, Texas $2.1 17 Little Rock, AR $2.1 6 Indianapolis, Indiana $2.1 12 Chattanooga, Tennessee $1.8 3 Pensacola, Florida $1.7 1 Destin, Florida $1.5 1 Daphne, AL $1.4 1 Jacksonville, FL $1.2 10 National average: 2.1% '23-'28 Population Growth(1) 15 of Regions' top 25(1) MSAs are projected to grow faster than the U.S. national average (1) Source: S&P Capital IQ. Top 25 markets as defined by deposit dollars - FDIC 6/30/2022. Pro-forma for announced M&A transactions as of 7/11/2023. S&P's demographic data is provided by Claritas based primarily on U.S. Census data. (2) Source: U.S. Postal Service (for moves from January 2021 - December 2022). (3) Source: U.S. Bureau of Labor Statistics. 18 of top 25 U.S. markets with net migration inflows are within Regions' footprint(2) Regions' deposit weighted population growth by MSA for 2023-2028 is 2.9% vs. national average of 2.1%(1) Unemployment rates in 7 of our top 8 deposit states remain at or near all time lows(3)

7 Regions receives top honors Regions Bank recognized as a 2023 Top 10 Military Friendly Brand Regions Bank earned the Great Place to Work-Certified™ Company designation based on what current associates say about their experience working here Nine Years Strong: Regions Bank Again Named Gallup Exceptional Workplace Award Winner in 2023 Regions Bank named a Best Place to Work for LGBTQ+ Equality by Human Rights Campaign Foundation For the third consecutive year, Regions Bank was named a Best Place to Work for Disability Inclusion by the American Association for People with Disabilities and Disability Equality Index Regions Financial named one of America’s most JUST Companies for third consecutive year The SBA Office of International Trade selected Regions as a 2023 Export Lender of the Year

8 Second quarter 2023 overview Continue to generate consistent, sustainable long-term performance (1) Non-GAAP, see appendix for reconciliation. Key Performance Metrics 2Q23 Reported Net Income Available to Common Shareholders $556M Diluted Earnings Per Share $0.59 Total Revenue $2.0B Non-Interest Expense $1.1B Pre-Tax Pre-Provision Income(1) $846M Efficiency Ratio 56.4% Net-Charge Offs / Avg Loans 0.33% Highlights • 2Q ROATCE(1) of 23.8% (18.1% ex. AOCI) best in the peer group • Estimated 2Q CET1 10.1% • Continued focus on disciplined capital allocation and risk- adjusted returns • Benefiting from strategic investments in LOBs • The Board of Directors declared a quarterly common stock dividend of $0.24 per share, a 20% increase over 2Q

9 Regions' consistent outperformance Adjusted PPI(1) Less Adjusted Net Charge-offs(1) to RWA(2) Regions' earnings, including credit costs, have been top quartile for 12 straight quarters 1.70 2.16 2.33 2.29 2.33 2.44 2.23 2.19 2.54 2.68 2.76 2.72 2.43 1.74 1.73 1.74 1.86 1.97 1.91 1.78 1.63 1.89 2.28 2.23 2.33 1.83 RF Peer Median 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 (1) Non-GAAP; see Appendix for reconciliation. The only period that includes adjusted charge-offs is 3Q22. (2) Source: S&P Capital IQ. Risk-weighted Assets (RWA) used in the analysis represents the simple average of 2Q23 and 1Q23 disclosed amounts (same process for prior quarters); estimates of 2Q23 RWA used for MTB, KEY and SNV. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION.

10 ROATCE: Industry leading performance 9.0% 9.7% 11.0% 17.6% 14.9% 9.2% 21.4% 24.1% 26.7% 23.8% 12.0% 11.0% 12.0% 17.0% 14.7% 8.5% 16.5% 19.3% 20.2% 17.6% RF Peer Median 2015 2016 2017 2018 2019 2020 2021 2022 1Q23 2Q23 ROATCE Performance Trend vs. Peers(1) (1) Non-GAAP; see Appendix for reconciliation. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. The 2018 ROATCE for Regions was 15.6% excluding a $191M after-tax benefit from discontinued operations primarily related to a gain from the sale of Regions Insurance Group. Other historical periods were also impacted by discontinued operations but to an immaterial extent. RF's 1Q23, 2022 and 2021 ROATCE excluding AOCI (non-GAAP) was 19.85%, 19.61% and 22.85%, respectively. Rank: 1 Rank: 1 Rank: 2 Rank: 1

11 4.52% 4.69% 4.15% 4.11% 4.07% 4.15% 4.53% 5.05% 5.68% 5.94% 4.59% 4.79% 3.88% 3.61% 3.41% 3.64% 4.29% 5.10% 5.54% 5.81% RF Peer Median 2018 2019 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 Consistent NIM outperformance aided by hedged loan yield & deposit advantage (1) Source: S&P Capital IQ. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Net Interest Margin vs. Peers(1) 3.48% 3.45% 3.21% 2.85% 2.85% 3.06% 3.53% 3.99% 4.22% 4.04% 3.38% 3.31% 2.89% 2.72% 2.60% 2.89% 3.25% 3.52% 3.33% 3.10% RF Peer Median 2018 2019 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 Loan Yield vs. Peers(1) • Regions' asset sensitive balance sheet mix and funding advantage consistently produces above peer median net interest margin • Under elevated rate environment, deposit yield stability leads to margin outperformance • Under lower rates, the hedging strategy protects the funding advantage, effectuated through a more stable loan yield 0.26% 0.47% 0.16% 0.05% 0.04% 0.06% 0.15% 0.34% 0.56% 0.83%0.49% 0.73% 0.22% 0.04% 0.03% 0.07% 0.25% 0.66% 1.12% 1.51% RF Peer Median 2018 2019 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 Deposit Costs vs. Peers(1)

NII & margin performance

GENERATING Consistent Sustainable Long-term Performance

FTE NII and NIM
($ in millions)



$1,119
$1,430
$1,393
3.06%
4.22%
4.04%
2Q22
1Q23
2Q23
NII
NIM

NII Attribution



$1,417
$1,381
1Q23
Market Rates(1)
Deposit Costs
Deposit Balances
Loan Balances
Days / Other
2Q23

NII	+$82M	-$82M	-$39M	+$5M	-$2M	-$36M
NIM	+24bps	-24bps	-11bps	-2bps	-5bps	-18bps

Drivers of NII and NIM

- NII -$36M, or -2.5% QoQ
- NIM -18bps to 4.04%
- Higher short-term rates overcome by deposit balance and pricing normalization
  - 2Q deposit cost = 0.83%
  - 2Q interest-bearing deposit cost = 1.33% (26% cycle-to-date beta)
- Higher long-term rates increase fixed-rate asset yields and reduce securities premium amortization[1]
- Avg loan growth of ~$1.3B in 2Q

Expectations for 3Q23 & Beyond[2]

- As Fed Funds nears a peak, NII and NIM will see declines from deposit cost normalization and forward starting swaps, offset by asset turnover at higher rates and modest loan growth
  - 3Q23 NII expected to decline ~5% vs 2Q23
  - 2023 NII expected to grow 12-14% vs 2022
- June 30th forward rates drive mid-point of FY23 range (~1 additional 0.25% Fed Funds rate hike)
- Assumes ~35% cycle-to-date int-bearing deposit beta by year-end 2023; expected to modestly exceed 35% in 2024 if market rates remain elevated

(1) Market rate impacts include contractual loan, cash, hedge and borrowings repricing; fixed asset turnover at higher market rates; securities premium amortization net discount accretion flat vs 1Q at $20M. (2) Expectations assume 06/30/2023 forward rates: upper-end Fed Funds range ends 2023 at ~5.5%; remaining 2023 avg 10-year U.S. Treasury yield 3.79%. A 2% change in the cycle-to-date beta assumption would drive +/- ~$40M to FY23 NII. A $1B change in NIB deposit balances assumption would drive +/- ~$30M to FY23 NII.

REGIONS 12

Balance sheet profile

(as of June 30, 2023)

GENERATING Consistent Sustainable Long-term Performance

- Balance sheet position naturally benefits from higher interest rates (i.e. *asset sensitive*), supported by
    - Large floating rate loan and cash mix
    - Large, stable deposit base as evidenced over multiple rate cycles

- Fixed-rate securities and receive-fixed hedges necessary to insulate the natural interest rate sensitivity in the balance sheet
    - Unrealized losses from securities and hedges more than offset by higher value of deposits in higher rate environment

Adjusted[4] AOCI from AFS+HTM Securities & CF Hedges as % of Total Assets (*As of 3/31/23*)[5]



—%
(2.50)%
(5.00)%
(1.59)%
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
RF
Peer 10
Peer 11

Portfolio Compositions



Assets(1)
Other 13%
Cash 5%
Securities 18%
$156B
Loans 64%
Loans(2)(3)
Fixed Hedges 9%
$99B
Fixed (ex Hedges) 45%
Floating 46%
Liabilities & Equity
Borrowings 5%
Other 2%
Equity 11%
$156B
Deposits 82%
Deposits
Time 8%
NIB 37%
$127B
IB 55%
Wholesale Borrowings(2)
Fixed 40%
$7B
Floating 60%

(1) Securities includes AFS, the unrealized AFS loss, and HTM securities; cash represents interest-bearing deposits held with the Federal Reserve. (2) Including spot starting balance sheet hedges as of 6/30/23; forward starting derivatives excluded. Forward starting derivatives will fully phase in during 1Q24, expecting to move fixed rate loan mix from 54% to between 65% and 70%. (3) ARM mortgage loans are included as floating rate loans. (4) AOCI has been adjusted to include market value adjustments for HTM securities (5) Peers include CFG, CMA, FHN, FITB, HWC, KEY, MTB, PNC, SNV, TFC, USB

REGIONS

13

14 Cash / Earning Assets Bo rr ow in gs / E ar ni ng A ss et s Cash vs Borrowings 0% 5% 10% 15% 20% —% 5% 10% 15% 20% Balance sheet positioning advantage Strong deposit franchise and funding position provide an opportunity for flexibility and outperformance in a monetary tightening environment (1) RF's calc utilizes cash at the Fed and excludes unrealized gain/loss on AFS securities from earning assets. **All balances are ending as of 6/30/23 unless otherwise noted; Source: SEC reporting; Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, and ZION. Loan-to-Deposit Ratio 94% 89% 85% 84% 82% 82% 82% 80% 79% 78% 77% 75% 74% 73% Pe er 1 Pe er 2 Pe er 3 Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 RF Pe er 1 0 Pe er 1 1 Pe er 1 2 Pe er 1 3 Non-interest Bearing to Total Deposits Ratio 47% 41% 39% 37% 34% 30% 29% 28% 27% 26% 23% 23% 23% 20% Pe er 1 Pe er 2 Pe er 3 RF Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 Pe er 1 0 Pe er 1 1 Pe er 1 2 Pe er 1 3 Peer Median:82% Peer Median:28% Total Liability Yield (bps) 227 219 215 211 205 204 202 195 193 191 185 161 161 105 Pe er 1 Pe er 2 Pe er 3 Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 Pe er 1 0 Pe er 1 1 Pe er 1 2 Pe er 1 3 RF Peer Median:202bps (1) Ample cash supported by low borrowing utilization RF

15 RF IB Deposit Yield ('15-'19) Peer Median ('15-'19) RF IB Deposit Yield (Current) Peer Median (Current) —% 0. 50% 1. 00% 1. 50% 2. 00% 2. 50% 3. 00% 3. 50% 4. 00% 4. 50% 5. 00% 5. 50% —% 0.50% 1.00% 1.50% 2.00% 2.50% 2.50% 5.16% 0.82% 1.33% 1.03% 2.19% Fed Funds RF IB Deposit Yield Peer Median 3Q 15 1Q 16 3Q 16 1Q 17 3Q 17 1Q 18 3Q 18 1Q 19 3Q 19 1Q 20 3Q 20 1Q 21 3Q 21 1Q 22 3Q 22 1Q 23 —% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 59% 35% 44%55% 29% 26% Peer Median RF '04-'07 Cycle '15-'19 Cycle Current Cycle 0% 25% 50% 75% (1) Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. (2) Current cycle through 2Q23 Regions' deposit advantage Deposit Pricing Outperformance Expected to Persist • Regions' deposit composition has led to repricing (betas) among the lowest in the peer group during prior rising rate cycles • Project betas in the upper-30%s this cycle for RF (35% by year- end 2023), modestly higher than last cycle due to: ◦ Larger magnitude of change in market rates ◦ Market rates remaining near their peak for longer than the prior cycle ◦ Modest amount of more reactive surge balances • History shows accelerating betas late in cycles with Fed Funds above 2%, and while this is expected to continue for the industry, Regions will outperform Interest-bearing Deposit Costs(1) Full Cycle Interest-bearing Deposit Betas(2) RF full cycle beta estimate upper 30%s Interest-bearing Deposit Costs by Fed Funds Level(1) During the prior cycle, betas would have continued higher if: – Fed hiked further – Rates remained near peak longer IB D ep os it Y ie ld Fed Funds Level

16 Conservative Interest Rate and Liquidity Risk Management • Since early in the pandemic, Regions employed various analytical tools to better understand the unprecedented influx of deposits • Considering the significant uncertainty arising from the ‘surge,’ Regions chose to maintain a conservative elevated cash balance, foregoing potential earnings enhancement • Largely, the predictions espoused by Regions proved accurate and have contributed to our favorable balance sheet positioning today • In turn, decisions to retain surge deposits in cash, rather than deploying into securities has benefited Regions’ liquidity and interest rate risk positions in today’s environment % of Deposit Increases Invested in Securities(1) Deposit Balance Guidance Realized FY22 -$5B to-$10B -$7.3B 1H23 -$3B to -$5B -$4.8B (1) Balances represent quarter end; securities include the unrealized gain/loss on AFS securities; starting point 4Q19 and peak increases for different balance sheet items/banks occur in different quarters . Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Post-Pandemic Balance Sheet Flows(1) —% 1% 1% 3% 4% 4% 4% 4% 5% 6% 6% 7% 9% 13% 9% 7% 9% 8% 13% 8% 6% 6% 7% 7% 5% 9% 8% 8% Max Chg in Securities/Assets Max Chg in Deposits/Assets RF Pe er 1 Pe er 2 Pe er 3 Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 Pe er 10 Pe er 11 Pe er 12 Pe er 13

Balance sheet positioning

Attractive long-term NIM range (3.60-4.00%)[3]; well-protected against lower rates

GENERATING Consistent Sustainable Long-term Performance

Net Interest Income Sensitivity Drivers

Sensitivity to Short-Term Rates

- ~55% floating rate loans excl. hedges; forward-starting hedge protection increases over the course of 2023
- Large, stable deposit funding base and historically low betas

Sensitivity to Long-Term Rates

- ~$13-$15B annual fixed rate loan production and securities reinvestment; mostly exposed to middle tenor rates
- Reduced premium amortization from lower prepay speeds and lower purchase prices on monthly reinvestment

Balance Sheet Positioning

- Retaining modest asset sensitivity given uncertainty in macro environment & deposit performance
  - Asset duration = 2.7 years; liability duration = 2.9 years, using historically-informed approximations
- Asset sensitivity has declined later in the rate cycle by design through forward-starting hedges and deposit mix shift/re-pricing
- Constructed balance sheet profile with long-term NIM target range of between 3.60% and 4.00%[3]

12 month NII change from Forwards (Base)

Parallel, Instantaneous Rate Shocks(1)



12 months beg.
12/31/22
6/30/23
+100bps ex-NIB mix shift(2)
+100bps
Fwds (Base)
-100bps
+$205M
+$121M
-$222M
+$133M
+$25M
-$139M
Maintain modest asset sensitivity with additional remixing buffer in model
Some additional protection from falling rates expected in 2H23 as forward hedges start

Deposit Behavior Assumption Sensitivities

+100bps scenario(1)

Standard Assumption	Assumption Shock	Impact
Forwards (base) beta: upper 30s; Incremental up rate beta: ~45% above base	+/- 5% beta	-/+$40M
Modest deposit balance outflows	+/-$1B in bals	-/+$26M
Forwards (base) deposit mix shift(2): ~35% NIB/total deposits; incremental up rate shift: $3.5B from NIB to CDs	+/-$1B mix shift	-/+$28M

REGIONS

17

(1) Parallel instantaneous shocks represent differences in NII over the next 12 months using the forward yield curve & base corporate forecast balance sheet
(2) Rising rate shock results include the impact of a deposit balance mix shift from non-interest bearing balances into interest-bearing (time deposits) over the 12 month measurement horizon
(3) Range excludes any implications from potential future regulatory changes.

Hedging strategy update

GENERATING **Consistent Sustainable Long-term Performance**

Net Receive Hedge Notional[1]

(Quarterly Avg) (Annual Avg)


Swaps
Collars

	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24	4Q24	2023	2024	2025	2026	2027	2028
as of 6/30/2023													
Swap Notional - 2Q23	$8.6B	$15.0B	$18.0B	$21.0B	$21.1B	$20.1B	$19.5B	$13.0B	$20.4B	$19.0B	$15.5B	$10.7B	$4.9B
Swap Receive Rate[2]		3.02%	3.00%	2.89%	2.89%	2.83%	2.85%	3.07%	2.86%	2.92%	2.90%	2.87%	2.81%
Collar Notional				$0.5B	$0.5B	$1.5B	$1.5B		$1.0B	$1.5B	$1.5B	$1.5B	$0.5B
as of 7/31/2023 - Since quarter-end, added $1B swaps and $500M collars													
Swap Notional - 2Q23	$8.6B	$15.0B	$18.0B	$21.0B	$21.1B	$20.1B	$19.5B	$13.0B	$20.4B	$19.0B	$16.5B	$11.7B	$5.9B
Swap Receive Rate[2]		3.02%	3.00%	2.89%	2.89%	2.83%	2.85%	3.07%	2.86%	2.92%	2.93%	2.92%	2.94%
Collar Notional[3]				$0.5B	$0.5B	$1.5B	$1.5B		$1.0B	$2.0B	$2.0B	$2.0B	$1.0B

Program Overview

- **Legacy Hedging Program:** Performed as designed, limiting NII & NIM downside during a low-rate environment
- **2021:** Completed hedge repositioning to purposely open rate exposure prior to rates rising
- **2022-23:** Added meaningful future protection at rate levels supportive of longer-term margin goals

Balance Sheet Positioning

- Retaining modest asset sensitivity given uncertainty in macroeconomic environment & deposit performance
- Constructed balance sheet profile with long-term NIM target range between 3.60% and 4.00%[4]

Current Focus

- Monitoring evolution of deposit portfolio and its effect on interest rate sensitivity
- No balance sheet trades executed in 2Q apart from transactions related to LIBOR transition
- Through July, added $1B receive-fixed swap (3.48%), and $500M collar (2% floor, 6.195% cap)
  - Opportunistically extending rate protection in 2026 and beyond
  - Reducing exposure to rate scenarios where deposit yields approach their lower bound (collars)

REGIONS 18

(1) Net receive hedge notional reflects receive-fixed asset hedges minus pay-fixed asset hedges used to manage interest rate risk. (2) Floating rate leg of swaps mostly vs overnight SOFR. (3) Collars use short interest rate caps to pay for long interest rate floors; weighted avg. floor of 1.86%, weighted avg. cap of 6.22%. (4) Range excludes any implications from potential future regulatory changes.

Securities portfolio provides downside rate protection / liquidity

GENERATING Consistent Sustainable Long-term Performance

- Portfolio constructed to protect against changes in market rates
  - Duration of 4.7 years as of 6/30/2023 provides offset to long-duration deposit book
  - Portfolio is fully extended
  - ~34% of securities in the portfolio are bullet-like (CMBS, corporate bonds, agency bullets, and USTs)
  - MBS mix concentrated in less sensitive prepayment collateral types: lower loan balances, seasoning, and state-specific geographic concentrations
- 96% US Government or Agency guaranteed
  - $1.1B high quality, investment grade corporate bond portfolio is short-dated (2.2 year duration) and well diversified across sectors and issuers
  - The Agency CMBS portfolio is guaranteed by government agencies and is collateralized by mortgage loans on multifamily properties
- 97% classified as Available-for-Sale
- Pre-Tax unrealized losses on AFS Securities expected to decline ~25% by year end 2024 and ~39% by year end 2025[2]

Securities portfolio composition[1]



Corporate Bonds
4%
Agency/UST
8%
Non-Agency CMBS
—%
Agency CMBS
28%
$28.1B
Agency MBS
60%

Pre-Tax AFS Unrealized Losses[2]

% Represents Cumulative Decline



$—
$(2)
$(4)
-10%
-25%
-39%
06/30/23
YE 2023
YE 2024
YE 2025

(1) Includes AFS securities, the $3.3B unrealized AFS loss, and $777M HTM securities as of 6/30/2023 (excludes $59.5M unrealized HTM loss)
(2) $ in Billions. Estimated, using market forwards and portfolio as of 6/30/2023

REGIONS 19

20 Adj. Non-Interest Income $640 $535 $576 2Q22 1Q23 2Q23 Change vs ($ in millions) 2Q23 1Q23 2Q22 Service charges $152 (1.9)% (7.9)% Card and ATM fees 130 7.4% (2.3)% Capital markets (Ex CVA/DVA) 77 2.7% (16.3)% Capital markets - CVA/DVA (9) 72.7% (145.0)% Wealth management income 110 (1.8)% 7.8% Mortgage income 26 8.3% (44.7)% Non-interest income (1) Non-GAAP; see appendix for reconciliation. • Expect full-year 2023 adjusted total revenue to be up 6-8% compared to 2022 QoQ outlook Total revenue outlook • Rolled out new Overdraft Grace period feature in late 2Q23; Expect FY23 service charges of ~$575M • Card & ATM Fees increased driven by seasonally higher spend and transaction volume • Total capital markets income increased $26M; ex. CVA/DVA increased 3% driven primarily by growth in real estate capital markets partially offset by declines in M&A fees, debt underwriting and loan syndication income ◦ ($9M) CVA/DVA adjustment reflecting spread tightening during the quarter; $24M improvement vs. 1Q ◦ Expect 3Q23 capital markets revenue in $60-$80M range ex. CVA/DVA Non-Interest Income $640 $534 $576 2Q22 1Q23 2Q23 ($ in millions) ($ in millions) (1)

21 Consumer 47% Wealth Management 20% Corporate 33% 2Q23 fee revenue by segment(1) Diversified non-interest income ($ in millions) • Consumer fee income categories include service charges on deposit accounts, card and ATM fees, and mortgage income generated through origination and servicing of residential mortgages Consumer Wealth Management • Wealth Management offers individuals, businesses, governmental institutions and non-profit entities a wide range of solutions to help protect, grow and transfer wealth • Fee offerings include trust and investment management, asset management, retirement and savings solutions and estate planning Corporate • Corporate fee income categories include capital markets and treasury management activities • Capital markets activities include capital raising, advisory and M&A services and mitigating risk with rate, commodity and foreign exchange products • Treasury management activities focus on delivering traditional cash management services, commercial card, and global trade products to client $576M (1) Pie %'s exclude the non-interest income from the Other Segment totaling $11 million.

22 Capital Markets Growing products and services that our clients value Our associates delivered results • 2022 vs. 2021 growth was driven by improvements in CVA/DVA, Real Estate loan syndications, and interest rate & commodity derivatives products • Capital Markets Income (ex. CVA/DVA) $77M in 2Q; expected in the $60M-$80M range in 3Q • Sabal YTD volume up ~3% vs 6/30/2022 YTD • Clearsight YTD revenue up 5% vs. 6/30/2022 YTD Capital markets is an umbrella over capital raising, risk management, and advisory services Capital Markets Product Solutions Real Estate • Multifamily loan origination & distribution ◦ Fannie Mae ◦ Freddie Mac ◦ HUD • All property types loan origination & distribution ◦ CMBS • Real Estate loan syndications • Low income housing tax credit distribution Financial Risk Management • Interest Rate Derivatives • Commodity Derivatives • Foreign Exchange Debt & Capital • Loan syndication • Sponsor coverage • Loan sales & trading • Public and private capital raising Structured Products • Asset backed loan warehousing & fixed income underwriting • Private equity subscription lines Client Coverage Areas • Corporate Banking • Commercial Banking • Commercial Real Estate • Specialized Industries • Wealth Management Capital Markets Annual Revenue(1)(2) Mergers & Acquisitions • M&A Advisory Services (1) Prior to 2018, Capital Markets Fee income was labeled as "Capital Markets Fee Income and Other". (2) Decline in 2019 revenue was due to market conditions impacting M&A, Derivatives and CVA/DVA. $73 $104 $152 $161 $202 $178 $275 $331 $339 $110 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 YTD

Treasury Management

GENERATING Consistent Sustainable Long-term Performance

Enabling our clients to optimize cash flow and manage risk with a comprehensive & competitive suite of Treasury Management solutions

Steadily Growing our Treasury Management Business

- +13% Treasury Management Revenue(1)
- +8% Portfolio of Treasury Management Clients(2)
- +7% Digital, Payment & Integrated Services Revenue(3)
- +29% Global Trade Services Dollar Volume(4)

Earning Recognition for Excellence in Global Trade Finance

EXIM EXPORT-IMPORT BANK OF THE UNITED STATES

- 2022 Deal of the Year
- Lender of the Year (2021)
- Highest Delegated Lender Authority
- EX-IM Medium Term Note Financing

SBA

- Export Working Capital Lender of the Year (2022 & 2019)
- #1 SBA Export Lender for 4 Consecutive Years
- Export Working Capital Preferred Lender

Continually Investing in Technology & Talent

- Delivering capabilities in line with our **"Build/Partner/Invest"** strategy
- Expanding client access via **enhanced digital solutions** and **expanded self-service capabilities**
- Providing additional **online and mobile functionality**
- Launching new **cash flow management tools** and leveraging **APIs**, including new **secure connectivity tools for companies' enterprise systems**
- Enhancing **fraud mitigation** resources
- Simplifying **business travel management** with new Commercial Pay solution
- Adding **Treasury Management sales talent** in core & expansion markets as well as product & support functions
- Expanding support for subsidiaries of international corporations operating in the U.S. by launching the **International Subsidiaries Banking group**

REGIONS 23

(1) YTD Treasury Management Revenue Growth, June '22 to June '23. (2) YoY Client Growth, June '22 to June '23. (3) YoY Digital, Payments & Integrated Revenue, June '22 to June '23 (4) YoY Trade Services Dollar Volume Growth, May '22 to May '23.

Deposit account policy changes

Providing customers capabilities to be more financially sound

GENERATING Consistent Sustainable Long-term Performance

Adjusted Non-Interest Income[(1)(2)]

($ in millions)



$2,109
$2,379
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022

- NSF/OD fees have declined over $175M since 2011 while total adjusted NIR increased ~$270M over that same time period by growing & diversifying revenue through expanded fee-based services including:
    - Mortgage
    - Capital markets
    - Wealth management
    - Card & ATM
- The enactment of Regulation E and debit interchange legislation had a combined $300M negative impact on Regions' fee income
- Track record of consistent non-interest income growth

Updated NSF/OD Policies

Regions is committed to making banking easier for our customers.

Details of Regions' Announcements[(3)]:

- ✓ *1Q22*-Eliminate overdraft protection transfer fees
- ✓ *2Q22*-Reduce daily cap for overdraft occurrences to 3
- ✓ *2Q22*-Eliminate all NSF fees
- ✓ *3Q22*-Early access to direct deposit
- ✓ *3Q22*-Small dollar LOC available for qualifying customers
- ✓ *2Q23*-Implemented 24hr Grace period for OD fees

Regions has made significant changes and upgrades while continuing to provide clients with resources needed to succeed in managing their finances.

Enhancements

- Expansion of alert capabilities
- Enhanced available balance views in digital channels
- Intraday visibility of checks cleared

Product Features

- Bank On certified Now Checking account
- Simplified transaction posting order
- Reduced fees
- Customer education tools

(1) Non-GAAP; see appendix for reconciliation. (2) 2011-2013 adj. NIR was not restated to exclude Regions Insurance revenue, which was moved to discontinued operations after 2018 divestiture. (3) For specific account details and eligibility requirements see "Regions Bank Announces New Steps to Reduce Overdraft Charges, Eliminate Non-Sufficient Funds Fees" press release dated January 19, 2022, and "Regions Bank Gives Customers More Time To Avoid Overdrafts" press release dated June 15, 2023.

REGIONS 24

25 Industry origination volume forecasted to be down 22% versus 2022(1) Closed mortgage volume is estimated to be $1.8T in 2023 across the US(1) Continuing to focus on growing servicing through acquiring new MSRs Enhancing MLO execution to drive customer experience and improve cycle time 756 Avg. FICO 53% current LTV Exceeds market in percentage of purchase production volume at 91% in 2Q vs 80% for the industry(1) Mortgage remains a key component of fee revenue Investing For Growth Prime Portfolio Delivery Efficiency Mortgage Servicing Market Strength 31% lower origination and fulfillment cost than industry average(2) Omnichannel capabilities & partnership with retail bank create competitive advantage Servicing expense lower than peer average(2) $75B servicing portfolio(3) as of 2Q23 with capacity to grow to $100B+ Additional $6.2B in MSRs acquired in early 3Q23 bulk purchase (1) Mortgage Bankers Association – Jul 2023 Forecast. (2) MBA Stratmor (3) Includes residential owned portfolio and serviced for others.

Non-interest expense

GENERATING Consistent Sustainable Long-term Performance

Non-Interest Expense
($ in millions)



$948
$1,027
$1,111
53.9%
52.3%
56.4%
2Q22
1Q23
2Q23
Non-interest expense
Efficiency ratio

Adj. Non-Interest Expense[1]
($ in millions)



$954
$1,025
$1,110
54.2%
52.2%
56.4%
2Q22
1Q23
2Q23
Adjusted non-interest expense(1)
Adjusted efficiency ratio(1)

Adj. Non-Interest Expense[1][2]
($ in millions)



2.3% CAGR
$3,387
$3,419
$3,434
$3,443
$3,541
$3,698
$3,886
2016
2017
2018
2019
2020
2021
2022

QoQ highlights & outlook

- Non-interest expense increased ~8% on a reported and adjusted basis[1]; Ex. incremental $82M associated with check fraud in 2Q, NIE remained stable vs. 1Q
  - Effective counter measures in place, fraud losses have returned to normalized levels
- Salaries & benefits decreased ~2% due to lower payroll taxes and 401(k) expense, partially offset by a full quarter of merit and higher headcount
- 2H23 quarterly base FDIC assessment expected to remain at 2Q23 level; special assessment of ~$111M expected to be incurred in 2H23 when NPR becomes final (assumes adopted as drafted; is not included in FY expense guide)
- Continuing to prudently manage expenses with recent focus of optimizing square footage; Entered into an agreement to sell two of our largest operation centers in 2Q23
- FY23 pension-related expense will increase Other NIE ~$40M attributable to increased interest cost due to higher rates & lower return on plan assets driven by changes in asset allocation
- Expect full-year 2023 adjusted non-interest expense to increase ~6.5% compared to 2022
- Expect to generate positive adjusted operating leverage in 2023

(1) Non-GAAP; see appendix for reconciliation. (2) Adjusted NIE in 2020-2022 were impacted by 2Q20 acquisition of Ascentium Capital and 4Q21 acquisitions of EnerBank, Sabal Capital Partners, and ClearSight Advisors.

REGIONS 26

27 46% 48% 6% 64% 34% 2% 28% 64% 6% 2% $846M $99B $126B 2Q23 Pre-tax pre- provision income(1) 2Q23 Average deposits 2Q23 Average loans (1) Pie %'s exclude the pre-tax pre-provision income from the Other Segment totaling $4 million. Business segments Consumer Corporate Wealth Management Other

Investments in our businesses

Investments in talent, technology and strategic acquisitions continue to pay off

GENERATING Consistent Sustainable Long-term Performance

CORPORATE

Treasury Management client base grew 8% YoY[1]; Customer penetration exceeding industry benchmark

Clearsight Q2 YTD revenue up 5% vs 2022 Q2 YTD; finalized Sabal marketing & brand transition to Regions Real Estate Capital Markets

Recruited high quality talent in Regions Business Capital as part of the ABL growth strategy initiative

Continued to focus on Small Business: Ascentium Capital loan production up 4% vs 1H22; SBA booked loan volume up 30% vs 2Q22

Initiative to streamline credit operations successfully creating consistency & driving faster response times

CONSUMER

Mobile users increased 6.7% YoY

Industry leading Customer Satisfaction

EnerBank generating high quality loans, 784 average FICO for loans originated in 2Q23

Improved closing time on home equity products; 24% improvement in turn times vs 2Q22

Acquired rights to service ~$29B in mortgage loans through combination of bulk and flow deals during last 18 months[3]

1st in VISA Power Score for 37 consecutive quarters on Debit

Continue to grow net consumer checking accounts

WEALTH

Increase in revenue per quality relationship[2] of 5%

Focused efforts around retention and development of talent by leading with clarity and confidence, realizing a 130 bps reduction in the resignation rate

Implementation of Wealth Client IQ in Institutional Services, contributing to 18% growth in YoY sales production

Investment Services average monthly revenue up 23%, over 1H22

Streamlined product offering enabling us to meet the needs of high-net-worth clients and prepare for transition to new core system

(1) June '22 - June '23 (2) Quality Relationships defined as having a cumulative $500K in loans, deposits and IM&T accounts, revenue per Quality Relationship measured over TTM, June '23 vs Dec '22. (3) Total includes $6.2B bulk MSR purchase completed in July 2023.

REGIONS 28

Consumer Banking Group

Driving growth and customer engagement through strategic investments

GENERATING **Consistent Sustainable Long-term Performance**

Continuing to Deliver Strong Results

Strong 2Q23 Revenue Growth with revenue 19% higher than 2Q22 and **pretax income growth** +19% vs. 2Q22

Delivered ~450K Greenprint personalized financial plans through June, with the goals of deepening customer relationships & providing additional solutions based on customer needs

Consumer Deposit Growth of +23% (2020-2023)(1)

Strong Expense Management and **credit performance** with charge offs of 62bps(2), materially lower than historic levels.

Delivering Solid Customer Satisfaction & Loyalty

#1 for payment volume and transactions through 1Q23 for new accounts and total accounts per Visa power score

Top-quartile in customer loyalty per Gallup

Top-quartile in branch customer service per Gallup

3rd in Online Banking Satisfaction for Regional Banks per J.D. Power 2023

Strategic Investments Across The Business

Premier Lender to Homeowners

EnerBankUSA®

Successful integration of EnerBank

Built deeper lead analytics tools for MLOs

Home Equity Modernization

ROSIE:
Regions
Optimal
Solutions
Intelligence
Engine

Omnichannel Experience

REGIONS 29

(1) Consumer Bank – LOB Average Deposits 2Q23 vs. 2Q20. (2) Excludes small business.

Corporate Banking Group

Driving continued long-term performance for our clients & our shareholders

GENERATING Consistent Sustainable Long-term Performance

Strengthening Capabilities with Strategic Investments

Clearsight 2Q YTD revenue up 5% vs 2022 2Q YTD; finalized **Sabal** marketing & brand transition to Regions Real Estate Capital markets

Clearsight Advisors Investment Banking

SABAL

Delivering a comprehensive & competitive suite of Treasury Management solutions to include API integrations & cash flow management tools

Executing focus on Small Business with capabilities in SBA, Franchise, & Ascentium Capital

Ascentium Capital loan production is up 4% vs prior year

ascentium CAPITAL

Executing a Strategy that Delivers Results

Growing Revenue +5% vs the prior year driven by higher interest rates and growth in Treasury Management

Broad Based Loan Growth of +13% vs the prior year, with most new commitments coming from existing clients

Treasury Management Revenue grew 13% YTD[1], achieving a new record driven by client base growth of 8%[2]

Client Liquidity is down as expected vs YE22, as clients access liquidity and search for higher yielding options

Investing in Talent & Enablement

Cultivating a **strong, diverse team** to maximize associate & client retention

Refining tools powered by data & analytics that empower bankers to deliver tailored solutions to clients

RCLIQ™

Leveraging technology to enable teams to deliver **strong cash management and working capital expertise** to clients

Delivering Digital & Specialized solutions that address client needs & create opportunities for relationship deepening

REGIONS 30

(1) YTD Treasury Management Revenue Growth, June '22 to June '23(2) YoY Client Growth, June '22 to June '23

Wealth Management Group

Focus on execution & investments to optimize the client and associate experience

GENERATING Consistent Sustainable Long-term Performance

Customer Experience & Communication

Momentum across all markets achieved through continued engagement and solid partnerships with Consumer Banking and Corporate Banking

Client communications weekly market commentary click rate grew by 27% with over 138k impressions. Experienced a 40% jump in new visitors to the Regions.com WM landing page driven by Q1 Digital Marketing campaign

Showcasing Our Best Thinking and providing insight in a disruptive market through interviews on Fox Business, CNBC and other trusted business networks with a nationwide reach

Streamlined product offering enabling us to meet the needs of high-net-worth clients and prepare for transition to new core system

Launching a re-invigorated brand identity to enhance and differentiate awareness of Wealth's solutions, services, and expertise

Delivered Strong Results

Strong Quarterly NIR with growth of $7.9MM, or 7.5%, YoY driven by strong Investment Services Fee income and IM&T production and Money Market Mutual Fund fees

Assets Under Management increased 10.8% YoY driven by record IM&T Sales and improved equity market conditions

Grew Total Investment Services Assets +$3.0B or 20.1% YoY

Average Deposits down (10.9%) (2020-2023)[1] driven by PWM clients seeking yield, FDIC Insurance protection, and net outflows to Regions Wealth Platform

Strategic Technology Investments & Data Analytics

Salesforce Modernization enhances CRM functionality, establishes the foundation for growth, and drives value across multiple dimensions

Enhanced the digital banking experience for PWM clients by increasing the daily and monthly limits for the mobile deposit functionality

Efficiency and accountability improvements captured, through the migration of the onboarding process for CT Bond Issues

Implementation of Wealth Client IQ for Institutional Services, contributing to 18% growth in YoY sales production

Enhanced guided discovery for referral to Wealth for needs-based conversations addressing client's investing, retirement and planning objectives

Continued focus on automation efforts to increase operational efficiency, reduce risk, and enhance client experience, ie; implementation of automated alerts

(1) Wealth Management - LOB Average Deposits 2Q20 vs 2Q23

REGIONS 31

32 • Avg business loans increased 1% reflecting high-quality, broad-based growth across the telecommunications, multi-family, and energy industries ▪ ~84% of 2Q business loan growth was driven by existing clients • Line commitments increased ~$1.5B while utilization decreased to 43.5% • Avg consumer loans increased 1% as growth in avg mortgage and EnerBank offset by declines in home equity and run-off exit portfolios ◦ Other Consumer includes ~4% growth in avg EnerBank loans • Expect 2023 reported ending loan balances to grow 3-4% compared to 2022 Loan growth continues $93.5 $98.1 $99.2 61.6 65.5 66.0 31.9 32.6 33.2 2Q22 1Q23 2Q23 (Ending, $ in billions) $90.7 $97.3 $98.6 59.4 64.9 65.7 31.3 32.4 32.9 2Q22 1Q23 2Q23 Loans and leases (Average, $ in billions) Business loansConsumer loans 1% 1% QoQ highlights & outlook

33 $52.0 $4.9 $0.3 $6.5 $2.0 Commercial and Industrial CRE Mortgage - OO CRE Construction - OO IRE - Mortgage IRE - Construction 2Q23 average loan composition $19.4 $5.8 $6.0 $0.5 $1.2 Mortgage Home Equity Other Consumer Other Consumer - Exit Portfolios Consumer Credit Card Average consumer loans $32.9B Average business loans $65.7B ($ in billions)($ in billions)

Commercial & IRE loans

GENERATING Consistent Sustainable Long-term Performance

As of 06/30/23 ($ in millions)	Total Commitments	Outstanding Balances	% Utilization
Administrative, Support, Waste & Repair	$2,536	$1,597	63%
Agriculture	538	276	51%
Educational Services	4,334	3,441	79%
Energy	4,900	1,795	37%
Financial Services - Banking & Trust	10,033	4,140	41%
Financial Services - Insurance, Leasing & Funds	5,877	2,891	49%
Government & Public Sector	3,615	3,153	87%
Healthcare	5,766	3,180	55%
Information	4,209	2,935	70%
Professional, Scientific & Technical Services	4,375	2,690	61%
Real Estate - REIT	10,277	5,184	50%
Real Estate - non REIT	8,304	4,211	51%
Religious, Leisure, Personal & Non-Profit Services	2,202	1,560	71%
Restaurant, Accommodation & Lodging	1,737	1,436	83%
Retail Trade	5,026	2,798	56%
Transportation & Warehousing	5,250	3,448	66%
Utilities	6,095	3,039	50%
Wholesale	7,941	4,373	55%
Manufacturing	10,060	5,148	51%
Other(1)	403	94	23%
Total Commercial	$103,478	$57,389	55%
Land	$105	$95	90%
Single-Family/Condo	1,198	602	50%
Hotel	225	215	96%
Industrial	1,398	1,158	83%
Office	1,612	1,518	94%
Retail	365	355	97%
Multi-Family	5,504	3,256	59%
Other(1)	1,790	1,433	80%
Total Investor Real Estate	$12,197	$8,632	71%

- Commercial Real Estate Total Commitments and Outstanding Balances comprise 12% and 14% of Total Commercial, respectively
- Commitments to make commitments are not included
- Utilization % presented incorporates all loan structures in the portfolio; utilization on revolving line structures was 43.5% at 06/30/2023
- Investor Real Estate is categorized based on property type
- Total Office outstandings are $1.77B with the REIT portion included in Commercial's Real Estate-REIT total
- Total CRE (IRE + CRE Unsecured) outstandings of $15.67B includes $1.85B of the Real Estate-non REIT total and $5.19B of the Real Estate-REIT total

(1) Contains balances related to non-classifiable and invalid business industry codes offset by payments in process and fee accounts that are not available at the loan level.

REGIONS 34

Deposits

Normalization occurring as expected

GENERATING Consistent Sustainable Long-term Performance

Deposits by Segment



(Average, $ in billions)
$139.5
2.4
10.0
41.9
85.2
$129.0
2.1
8.4
36.3
82.2
$125.5
2.2
7.4
34.9
81.0
2Q22
1Q23
2Q23
(Ending, $ in billions)
$138.3
2.3
9.5
41.5
85.0
$128.4
2.0
7.9
35.2
83.3
$127.0
2.9
7.2
35.3
81.6
2Q22
1Q23
2Q23
Consumer Bank
Corporate Bank
Wealth Mgt
Other(1)

QoQ highlights & outlook

- Deposit base remains a source of strength, balances continue to perform as expected
- $4.8B of deposit outflow in 1H23 consistent with expectations; largely from higher balance and more rate-sensitive customers across all 3 businesses
- Further diversifying funding sources - total 6/30 deposits include an additional ~$1B of deposits composed of brokered CDs & wholesale market transactions
- Corporate Bank customer liquidity under management remains solid; increasing almost 3% QoQ
- Ending total deposits are expected to be modestly lower over 2H23
- Focus on attracting and retaining a diverse and granular deposit base with high primacy, which drives loyalty & trust and supports funding stability

(1) Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits) and includes additional wholesale funding arrangements entered into in 2Q23.

REGIONS 35

36 Median Consumer deposit balances Retail Deposits De c- 20 19 M ar -2 02 0 Ju n- 20 20 Se p- 20 20 De c- 20 20 M ar -2 02 1 Ju n- 20 21 Se p- 20 21 De c- 20 21 M ar -2 02 2 Ju n- 20 22 Se p- 20 22 De c- 20 22 M ar -2 02 3 Ju n- 20 23 (1) Excludes customers with zero-balance or overdrawn accounts and excludes branch small business customers. Median Consumer Customer Deposit Balances(1) (12/31/2019-6/30/2023) • Income growth within our footprint remains robust (outpacing the national average) and inflation has cooled- which has helped to sustain a Median Consumer customer deposit balance that is roughly 52% higher versus December 2019 • While aggregate Consumer deposit declines YTD are largely attributable to effects of normalization and rate-seeking behavior amongst certain higher balance clients, many Consumer customers are maintaining higher balance levels relative to their pre-pandemic levels Up ~52% Stimulus Rounds 2 & 3 Stimulus Round 1

Diversified deposit base

GENERATING Consistent Sustainable Long-term Performance

Insured/Uninsured Deposit Mix(1)(2)



Retail Uninsured
$7.7
Other
$0.9
Wholesale Non-Operational Uninsured
$9.1
Wholesale Operational Uninsured
$15.3
Less Stable Categories
$127.0B
Retail Insured
$79.8
Wholesale Insured
$4.0
Public Funds + Trust
$10.2
More Stable Categories

- ~74% of Total Deposits are covered by FDIC insurance or are collateralized (Public Funds or Trust); >95% of Total Deposits are associated with customers who reside within our 15-state branch footprint
- Wholesale deposits are well-diversified with no single industry accounting for more than 13% of wholesale deposits as of 6/30/2023
- A vast majority (91%) of retail deposits are covered by FDIC insurance
- No single depositor exceeds 1% of total deposits
- Average Consumer NIB Account balance of ~$5,300 (as of 2Q23)
- >90% of consumer checking households include a high-quality checking account(3); further, >60% of consumer checking deposit balances are with customers that have been with Regions for 10 years or more
- Relative to peers, RF has a low concentration of brokered or reciprocal deposits, leaving ample capacity for further strategic use of the products if desired

REGIONS 37

(1) $ in billions as of 6/30/2023. (2) Data and categorization reflects FR 2052a (Complex Institution Liquidity Monitoring Report) methodology. (3) High quality checking account estimates are based on multiple individual account behaviors and activities (e.g., balances and transaction levels).

38 Deposit advantage Well diversified deposit base vs. Peers (1) As of 6/30/2023. Information for top two charts for Peer 7 is based on 3/31/2023 data. Source: Bank Call Reports / SEC filings. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. ...Resulting in the highest mix of FDIC insured deposits amongst peers % of Total Deposits Insured By FDIC(1)% of Total Deposits Balance in Accounts Less than $250k(1) Regions holds a larger proportion of smaller deposit balance accounts when compared to the industry... Cumulative Deposit Beta(1) • Regions ranks at or near the top vs. peers in several metrics measuring the retail/granular nature of our deposit base • These facts bear out in the advantaged beta observed this cycle 64% 64% 62% 60% 59% 58% 57% 56% 55% 55% 55% 54% 54% 50% Peer 4 RF Peer 3 Peer 2 Peer 5 Peer 7 Peer 1 Peer 12 Peer 6 Peer 9 Peer 11 Peer 10 Peer 8 Peer 13 56% 54% 53% 50% 50% 50% 49% 48% 47% 46% 45% 44% 44% 42% RF Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 26% 39% 39% 39% 40% 41% 42% 44% 44% 46% 46% 47% 50% 51% RF Peer 10 Peer 8 Peer 13 Peer 1 Peer 4 Peer 2 Peer 7 Peer 5 Peer 6 Peer 12 Peer 11 Peer 3 Peer 9

Strong liquidity

GENERATING Consistent Sustainable Long-term Performance

Key Liquidity Position/Levels as of 6/30/2023

$ in Billions

Position as of	12/31/2022	03/31/2023	6/30/2023
Cash at the Federal Reserve[1]	$ 9.1	$ 6.5	$ 7.5
Liquid Securities Free to Use incl. BTFP[2]	18.5	20.7	20.0
Liquid IG Corporate Bonds	0.7	0.6	0.6
Regions Highly Liquid Assets incl. BTFP	$ 28.3	$ 27.8	$ 28.1
Other Unencumbered Securities	0.1	0.1	0.1
Federal Home Loan Bank Availability	14.5	13.2	10.3
Total Primary Liquidity (TPL) incl. BTFP	$ 42.9	$ 41.1	$ 38.5
Discount Window (DW) Availability[3]	13.2	12.8	14.5
TPL including BTFP and DW	*$ 56.1*	*$ 53.9*	*$ 53.0*

Regions' liquidity position is strong and stable. Regions' granular deposit base and low level of reliance on wholesale borrowing continues to be a source of strength and stability. As of 6/30/2023:

- Available total primary liquidity was ~$38.5B (see table above), from readily usable sources
- Regions does not need to sell securities or loans to generate cash, and has reliable capacity at the FHLB or through the Fed's Bank Term Lending Facility in addition to cash already on hand
- **Excluding available capacity at the Discount Window, Regions had more than a 2-to-1 ratio of primary liquidity to uninsured retail deposits and non-operational wholesale deposits combined (~3-to-1 ratio including the Discount Window)**
- Regions also maintains access to national market funding, brokered funds and unsecured debt issuance.

(1) Fed master account closing balance only. Does not include other small in transit / processing items included in Call Report or SEC reports.
(2) 'Liquid Securities Free to Use incl. Bank Term Funding Program (BTFP)' are comprised of Free to Pledge Securities and the incremental BTFP borrowing availability due to Par Value vs Market Value (~$1.9B value for 6/30/23). Liquidity value from Free to Pledge Securities can be obtained via Federal Home Loan Bank, Bank Term Funding Program, repo, sale, or Fed Discount Window. (3) Discount window values are updated monthly and reflect changes in amount and mixture of eligible pledged collateral.

REGIONS 39

Capital and liquidity

GENERATING Consistent Sustainable Long-term Performance

Tier 1 capital ratio[1]



10.6%
11.2%
11.4%
2Q22
1Q23
2Q23

Loan-to-deposit ratio[2]



68%
76%
78%
2Q22
1Q23
2Q23

Common equity Tier 1 ratio[1]



9.2%
9.9%
10.1%
2Q22
1Q23
2Q23

QoQ Highlights & Outlook

- Common Equity Tier 1 (CET1) ratio[1] increased to 10.1%, reflecting solid capital generation through earnings partially offset by modest loan growth, as well as common & preferred stock dividends
- From 4Q23 through 3Q24, the Stress Capital Buffer will remain at 2.5%
- In 2Q, Regions declared $187M in common dividends; executed no share repurchases
- Although Basel III "endgame" final rule remains unknown, believe CET1 of ~10% provides sufficient flexibility to meet proposed changes along the implementation timeline while supporting strategic growth objectives; expect to resume share repurchase activity to maintain current CET1 level
- In July, the Board of Directors declared a quarterly common stock dividend of $0.24 per share, a 20% increase over 2Q

(1) Current quarter ratios are estimated. (2) Based on ending balances.

REGIONS 40

41 5.76% 5.01% 5.63% 6.31% 6.09% 6.97% 7.17% 7.64% 8.02% 8.14% TCE Ratio Adjusted TCE Ratio, ex-AOCI 2Q22 3Q22 4Q22 1Q23 2Q23 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% Tangible Common Equity (1) Non-GAAP; see Appendix for reconciliation. • Higher levels of interest rates are beneficial to Regions through expansion in net interest margin and deposit value ◦ However, higher rates also result in unrealized losses within our securities and cash flow hedging portfolios which act as a drag on our ratio of TCE to Tangible assets • Regions' TCE ratio, excluding the impact of Accumulated Other Comprehensive Income has grown consistently over the past four quarters Tangible Common Equity(1)

Investing for growth while maintaining focus on capital optimization

GENERATING Consistent Sustainable Long-term Performance

BlackArch Partners | First Sterling Financial | Highland

- **2014** — Acquisition of Fannie Mae DUS License
- **2015** — Acquisition of HUD (MAP) License
- **2016** — Entered into MSR flow-deal arrangement; Third-party originated auto portfolio ~$2.0B moved to runoff; Return optimization of commercial, OORE and IRE loans began through Capital Commitments Working Group
- **2018** — Sold Regions Insurance Group; redeployed capital generated to shareholders
- **2019** — Dealer Financial Services auto portfolio ~$2.4B moved to runoff; Greensky unsecured consumer loans ~$2.0B moved to runoff

Ascentium Capital | EnerBankUSA | Sabal | Clearsight Advisors Investment Banking

- **2020** — Entered into second MSR flow-deal arrangement
- **2021** — Acquisition of Freddie Mac License
- **2022** — Purchased $13B of bulk MSR; Sold $1.2B Unsecured Consumer Loan Portfolio
- **2023** — Purchased $6.2B of bulk MSR

Regions 42

Empowered by data & innovation

GENERATING
Consistent Sustainable
Long-term Performance

Regions remains competitive by reserving ~9-11% of revenue for technology spend


REGIONS
REGIONS
Customer
Personalization

ROSIE
Personalized offering of products and services anticipating customer needs

Regions360
Regions' mission to Make Life Better is simple, customer focused, and demonstrated through Regions360, which puts customer focused culture into practice

RCLIQ[1] & Wealth IQ[2]
Delivering 'needs based' customer engagement, resulting in significant impact to the Corporate Bank and Wealth Management

Offer Tracker
Leverage data & insights for a dynamic, engaging, and transparent customer journey to increase success of offers and bottom-line production

rVoice
Integrates customer feedback with institutional knowledge to measure customer experience by understanding customer's expectations, preferences, and aversions across various channels enabling us to drive improved customer satisfaction

Modernization & Innovation

Next Gen Platform
Next Generation of Customer Experience and Core Banking and Data Platforms Modernization efforts began in 2021 with runway through 2027 to complete the overall program

Fraud Analytics
Machine learning models to detect and prevent fraud to proactively protect the customer

Technology Practices
Applying Security-First software development principles and expanding Agile adoption

Authentication Experience
Delivering a best-in-class Customer Identity and Access Management (CIAM) platform that is secure, frictionless, and enables innovation

Open Banking
Developing secure open banking APIs to drive innovation and novel customer experiences

Data Governance
Unification of data architecture, data assets, and data catalog

(1) RCLIQ is a machine learning based data product used by Corporate Banking Relationship managers to find new opportunities, predict share of wallet deepening activities as well as early warning of credit deterioration and attrition risk. (2) Wealth IQ is a machine learning data product designed to provide better advice and guidance to wealth clients by delivering insights based on client activity, attrition alerts, and other opportunities.

REGIONS 43

Differentiating through customer experience

GENERATING Consistent Sustainable Long-term Performance

Digital Acceleration

Adoption
6.7% increase in Mobile users in 2Q23 compared to 2Q22

Digital Enhancements
External Transfers in Mobile, Mobile Deposits limit increase for Wealth Management customers, Step-up Authentication logic improvement for Online Banking login, Fraud mitigation, Notification/Alerts

Customer Transactions
73% of 2Q23 initiated in Digital, 4% growth YoY

Zelle
28.3% increase in transactions in 2Q23 compared to 2Q22


REGIONS
Regions
Ratings & Reviews
4.8
Best In Class
Mobile App(1)

Innovating Operations

Expanded Regions Secure Messaging
Increased usage by 17.4% 2Q23 vs 2Q22

Automated Non-Agent Interactions
86.9% average interaction resolution rate in 2Q23


May I Help You?

Customer Satisfaction

Regions Overdraft Grace
Regions Overdraft Grace gives customers who overdraw their account's available balance by more than $5 until 8 p.m. Central Time the following business day to make a deposit to cover the shortfall, plus any new items that may be presented. If the account's available balance is positive or isn't overdrawn by more than $5 following that night's processing, Regions will not charge a paid overdraft item fee.

Enabling Through Technology

Authentication Improvements
Completed launch of new Corporate Banking Authentication platform. Launched new Enterprise Authentication Portal for Consumer Online Banking using cloud native technologies.

eSignature Expansion
Over 5.7 million transactions have been initiated through eSignature since launch in 2018. Utilization by 45 groups across the bank, up 150% from 2021.

Faster Transactions
2Q23 Real Time Payment transactions of 1.356M increased 18.23% vs 2Q22. Dollars received of $469M increased 29.91% in 2Q23 vs 2Q22.

Expansion of Customer Interaction Points
Secure Messaging through web/mobile volume has grown 17% 2Q23 vs 2Q22. Average messaging customer satisfaction (CSAT) has increased 3 points in 2Q23 vs 2Q22. Average percentage of daily customer contacts went up to 13% 2Q23 vs 11% 2Q22.

(1) iOS Mobile App Store

REGIONS 44

Growth in digital

GENERATING Consistent Sustainable Long-term Performance

Digital Usage

Active Users *(Millions)*[1]



+15%
2.19
2.36
2.52
2Q21
2Q22
2Q23

Mobile Banking

Mobile Banking Log-Ins *(Millions)*



+10%
159
159
174
2Q21
2Q22
2Q23

Customer Transactions[3][4]



Non-Digital
Digital
32%
68%
29%
71%
26%
74%
2Q21
2Q22
2Q23

Sales and Transactions

Digital Sales *(Accounts in Thousands)*[2]



+12%
88.7
13.3
75.4
82.7
16.8
65.9
99.6
20.5
79.1
2Q21
2Q22
2Q23
Deposits
Lending

Consumer Checking Sales by Channel[5]



2%
76%
22%
2%
77%
21%
2%
71%
27%
2Q21
2Q22
2Q23
Digital
Contact Center
Branch

Deposit Transactions by Channel



46.4%
32.2%
21.4%
45.6%
32.2%
22.2%
44.5%
31.9%
23.6%
2Q21
2Q22
2Q23
Branch
Mobile
ATM

Zelle Transactions *(Millions)*



+69%
2.28
2.99
3.85
2Q21
2Q22
2Q23

Mobile App Rating



12:34
100%
Regions
GET
Ratings & Reviews
See All
4.8
out of 5
Tap to Rate:

(1) Total number of unique customers who has successfully authenticated and logged-in at least once within the last 90 days. (2) Digital sales represent deposit accounts opened and loans booked. (3) Digital transactions represent online and mobile only; Non-digital transactions represent branches, contact centers and ATMs. (4) Transactions represent Consumer customer deposits, transfers, mobile deposits, fee refunds, withdrawals, payments, official checks, bill payments, and Western Union. Excludes ACH and Debit Card purchases/refunds. (5) Includes cross-channel sales capabilities through digital banker dashboard applications launched across our footprint at the end of 2Q21.

REGIONS 45

46 Continuous improvement framework • Making Banking Easier – Be intensely responsive to customer needs • Revenue Growth – Improve effectiveness in generating prudent, profitable, sustainable growth • Efficiency Improvements – Continuously leverage people and technology to improve processes, reduce costs and drive growth • Innovation – Focus on data & analytics, omnichannel delivery, protection & security, advice & guidance Simplify & Grow established a culture of Continuous Improvement. Now that Continuous Improvement is embedded in our DNA, initiatives are no longer centrally tracked, and groups manage the development and execution of their programs with regular updates to the Efficiency & Effectiveness Team. • Established processes to maintain a Continuous Improvement culture through Simplify & Grow • Independently manages and reports Continuous Improvement initiatives and reports progress to the Efficiency & Effectiveness Team • Includes senior leaders from across the bank • Sponsors, promotes and provides executive direction on Continuous Improvement opportunities. Reviews segment programs and ensures accountability to promote a Continuous Improvement culture Continuous Improvement Key Pillars Efficiency & Effectiveness Team Business and Support Groups

47 • Credit performance continues to normalize as expected • 2Q annualized NCOs totaled 33 bps • 2Q NPLs decreased while business services criticized loans and total delinquencies both increased • 2Q ACL/Loans ratio increased slightly; total ACL increase attributable to normalizing credit, economic outlook changes, and loan growth ◦ ACL on Office Portfolio increased to 2.7%; single office loan on non-performing status is paying as agreed. Continue to feel good about composition of Office Portfolio • Expect full-year 2023 NCOs to be ~35 bps; Expect to return to historical through-the-cycle annual NCOs range of 35-45 bps in 2024 Non-Performing Loans (NPLs) Asset quality Underlying credit performance continues to normalize as expected ($ in millions) ($ in millions) Allowance for Credit Losses (ACL) $1,514 $1,596 $1,633 1.62% 1.63% 1.65% 410% 288% 332% ACL ACL/Loans ACL/NPLs 2Q22 1Q23 2Q23 $38 $83 $81 2Q22 1Q23 2Q23 0.17% 0.35% 0.33% $369 $554 $492 0.39% 0.56% 0.50% NPLs - excluding LHFS NPL/Loans 2Q22 1Q23 2Q23 Net charge-offs ($ in millions) Net Charge-Offs Net Charge-Offs Ratio

Commercial Real Estate[1]

Highly Diversified Total IRE Portfolio

(including Unsecured CRE)



Res. Homebuilders 6.2%
Commercial Land 0.1%
Other 4.3%
Hotel 5.9%
Healthcare 8.3%
Retail 9.2%
Residential Land 0.5%
Business Offices 11.3%
Diversified 14.6%
Condo 0.1%
Industrial 14.3%
Apartments 25.2%
$15.7B

		$ in billions	% of Total Loans
Unsecured CRE *(incl. REITS)*	$	7.04	7.1 %
IRE		8.63	8.7 %
Total[2]	**$**	**15.67**	**15.8 %**

Yearly IRE Loan Maturities



21%
31%
26%
12%
7%
3%
2H23
2024
2025
2026
2027
>5years

REITs within Total:



Apartments 7%
Business Offices 5%
Diversified 24%
Hotel 13%
Industrial 21%
Other 10%
Retail 20%
$5.4B

Key Portfolio Metrics

- Unsecured loans for RE purposes generally have low leverage, with strong access to liquidity
  - 70% of REITs are investment grade or mapped to IG risk rating (provide loss insulation to overall portfolio)
  - Balance of remaining unsecured is primarily to institutional RE Funds backed by predominantly IG sponsors
- Business Offices secured = ~90% / unsecured = ~10%
- Total IRE Construction, Land, and Acq. & Dev. to total loans remains low at 2.2%
- Total IRE (incl unsec. CRE) to Risk Based Capital[3]: 116% and Construction, Land, and Acq. & Dev. to Risk Based Capital: 23% are well below supervisory limits (300%/100%)

(1) Outstanding balances as of 06/30/2023. (2) Excludes $5.1 billion of Owner-occupied CRE whose source of repayment are individual businesses, and whose credit performance resembles Commercial during periods of stress. (3) Based off 5/31/2023 Risk Based Capital estimate. Supervisory limits in the December 2006 joint regulatory issuance "Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices".

REGIONS 48

Higher Risk Industry Segments

(Outstanding balances as of June 30, 2023)

GENERATING Consistent Sustainable Long-term Performance

Business Services High Risk Segments						
Portfolio ($ in millions)	BAL$[(1)]	% of Total Loans	NPL	NPL/Loans	ACL	ACL/Loans
Consumer Discretionary Goods *Retail Trade & Consumer Manufacturing*	$1,904	1.9%	$15	0.8%	$39	2.1%
Freight Transportation *Transportation & Warehousing*	1,030	1.0%	17	1.6%	41	4.0%
Healthcare *Goods and Services & Facilities*	1,693	1.7%	24	1.5%	68	4.0%
Office	***1,770***	***1.8%***	***51***	***2.9%***	***48***	***2.7%***
Senior Housing *Offices of Physicians & Other Health Practitioners*	1,387	1.4%	48	3.4%	51	3.7%
Total High Risk Segments	**$7,784**	**7.9%**	**$155**	**2.0%**	**$247**	**3.2%**

Ongoing Portfolio Surveillance

- **Consumer Discretionary:** Impacted by rotation away from pandemic driven spending on housing related goods; consumers are increasingly price sensitive and risks are rising as tighter monetary policies exert their full impact on consumers.
- **Freight Transportation:** Concerns limited to smaller trucking firms operating in the spot market. At the close of 1H23 the market appears to have found a demand floor, though there is no strong evidence that spot rates will sustain their upward trend beyond the typical summer seasonality bump.
- **Healthcare:** The sector has experienced negative risk migration over the last year primarily due to rising costs (labor, goods, lack of pricing power related to insurance reimbursements); financial sponsors have aggressively consolidated fragmented healthcare sub-sectors, fueling higher leverage.
- **Senior Housing:** Senior living occupancy marked eight consecutive quarters of increases in the second quarter, but pre-pandemic levels remain elusive.

- Office: As defined by CoStar[(2)], office secured loan commitments consists of 91% Class A and 9% Class B property types
  - WA LTV ~58.80% (based on appraisal at origination or most recent received); Sensitized WA LTV ~80.55% using GreenStreet[(3)]
  - 62.7% of secured committed exposure is located in the Sunbelt of which 89.8% is Class A.
  - 74% of secured committed exposure is in Suburban locations with 26% in Urban
  - Average property leasing status for maturing office loans (next 12 months) is ~91.3% (~89.5% Occupancy)
  - 38% of secured committed exposure is Single-Tenant
  - Single loan on NPL status paying as agreed

(1) Amounts exclude PPP loans and Held For Sale loans. (2) CoStar is an industry leader in CRE data & analytics. CoStar data as of March 31, 2023 (3) GreenStreet Commercial Property Price Index as of June 6, 2023 - change in commercial property value for business office at a 27% discount.

REGIONS 49

50 $1,596 $15 $15 $7 $1,633 Allowance for credit losses waterfall 06/30/2023 • 2Q allowance increased $37M compared to the prior quarter, resulting in a $118M provision expense • Key drivers of the net increase in ACL: ◦ Increased qualitative ACL due to elevated risk in Business Offices and Apartments ◦ Moderate weakening in the economic scenario primarily due to interest rate hikes and the expectation that rates will remain elevated for longer ◦ Continued credit quality normalization ◦ Growth in low-risk products with balance runoff in higher-risk products QoQ highlights ($ in millions) 03/31/2023 Qualitative Changes Economic Changes Loan Growth / Portfolio Changes

51 Pre-R&S period 2Q2023 3Q2023 4Q2023 1Q2024 2Q2024 3Q2024 4Q2024 1Q2025 2Q2025 Real GDP, annualized % change 1.2% 0.9% 0.9% 1.2% 1.1% 1.2% 1.3% 1.4% 1.6 % Unemployment rate 3.5% 3.6% 3.8% 3.9% 4.1% 4.2% 4.3% 4.3% 4.2 % HPI, year-over-year % change (1.1) % (3.1) % (4.1) % (4.8) % (3.1) % 0.3% 2.1% 2.9% 3.3 % CPI, year-over-year % change 4.0% 3.4% 3.1% 2.8% 2.7% 2.5% 2.2% 2.1% 2.1 % Base R&S economic outlook (as of June 2023) • A single, base economic forecast represents Regions’ internal outlook for the economy over the reasonable & supportable forecast period. • Economic uncertainty is accounted for through qualitative adjustments to our modeled results. • Management considered alternative internal and external forecasts to establish appropriate qualitative adjustments. Final qualitative adjustments included consideration of the allowance's sensitivity to economic uncertainties that reflected a 15-20% increase in the unemployment rate

52 As of 6/30/2023 As of 12/31/2022 (in millions) Loan Balance ACL ACL/Loans Loan Balance ACL ACL/Loans C&I $52,300 $677 1.29% $50,905 $628 1.23 % CRE-OO mortgage 4,797 106 2.21% 5,103 102 2.00 % CRE-OO construction 292 7 2.31% 298 7 2.29 % Total commercial $57,389 $790 1.38% $56,306 $737 1.31 % IRE mortgage 6,500 138 2.12% 6,393 114 1.78 % IRE construction 2,132 32 1.50% 1,986 28 1.38 % Total IRE $8,632 $170 1.97% $8,379 $142 1.69 % Residential first mortgage 19,755 104 0.52% 18,810 124 0.66 % Home equity lines 3,313 78 2.34% 3,510 77 2.18 % Home equity loans 2,425 24 1.00% 2,489 29 1.17 % Consumer credit card 1,231 127 10.33% 1,248 134 10.75 % Other consumer- exit portfolios 416 31 7.58% 570 39 6.80 % Other consumer 6,030 309 5.13% 5,697 300 5.28 % Total consumer $33,170 $673 2.03% $32,324 $703 2.18 % Total $99,191 $1,633 1.65% $97,009 $1,582 1.63 % Allowance allocation

53 All Other Commercial 3.6% Investor Real Estate 13.1% Financial Services 10.7% CRE Unsecured, including REITs 10.7% Govt. Education 10.0% Consumer Services 8.8% Technology Services 8.5% Manufacturing 7.8% Energy 2.7% Agriculture 0.4% Utilities 4.6% Business Services 7.7% Distribution 6.6% Healthcare 4.8% Well positioned for next downturn $66.0B Highly Diversified Business Portfolio(1) (1) Balances as of 06/30/2023. (2) CRE Unsecured consists 74% of REITs. (2)

54 Consumer lending portfolio statistics • Avg. origination FICO 764 • Current LTV 53% • 98% owner occupied • Avg. origination FICO 778 • Current LTV 34% • 67% of portfolio is 1st lien • Avg. loan size $34,791 • $79M to convert to amortizing or balloon during 2023 • Avg. origination FICO 762 • Avg. new loan $12,899 • 2Q23 Yield 7.91% • Avg. origination FICO 755 • 2Q23 Yield 6.31% • 2Q23 QTD NCO 2.56% • Avg. origination FICO 770 • Avg. new line $8,820 • 2Q23 Yield 15.10% • 2Q23 QTD NCO 3.38% 3% 5% 4%5% 12% 6% 8% 17% 10% 81% 64% 77% 3% 2% 3% Cons R/E secured Cons non-R/E secured Total consumer Not Available Above 720 620-680 Below 620 681-720 Consumer FICO Scores(1) (1) Refreshed FICO scores as of 06/30/2023. (2) Other Consumer consists primarily of EnerBank and Direct portfolios. Residential Mortgage Consumer - Exit Portfolios Consumer Credit Card Home Equity Other Consumer(2)

Leveraged portfolio

(outstanding balances as of June 30, 2023)

GENERATING Consistent Sustainable Long-term Performance

Diversified Portfolio



Other (Portfolios <5% of total)
16%
Religious, Leisure, Personal & Non-Profit Services
6%
Real Estate
6%
Utilities
8%
Information
21%
$3.7B
Wholesale
10%
Manufacturing
8%
Administrative, Support, Waste & Repair
5%
Professional, Scientific & Technical Services
20%

Important Factors

- Consistent with Moody's historical Regional Bank Survey definition; Commitments >$5M with funded debt to EBITDA>4.0x
  - Commitments are $4.8
- 4% of leveraged loans are investment grade and 53% are solid pass ratings
- Not a strategic growth objective; used to support client relationships
- Sponsor-owned clients as a percentage of total portfolio continue to decline
- Enhanced centralized underwriting, servicing, and credit adjudication
- Limited participation in the highest risk segments of leveraged loans - Covenant Lite & Term Loan B
- Approximately 95% of leveraged loans outstanding are also SNCs

REGIONS 55

56 $27.4B SNC Portfolio (outstanding balances as of June 30, 2023) • Improved portfolio composition and asset quality through focus on lower risk segments • 44% of balances are Investment Grade • 13% of balances are leveraged • 8% are Agented, 46% are participant with title, and 46% are participant without title • In 2022, Regions agented 1.00% of US Agent Market Share which ranks in the middle of Peers and above Peer median share of 0.42%(1) Portfolio CharacteristicsShared National Credit Balances by Sector CRE Unsecured REIT 18.3% CRE Unsecured non REIT 5.9% Business Services 5.6% Commodities 10.9% Consumer Services 5.1% Distribution 6.9% Financial Services 14.8% Investor Real Estate 4.5% Manufacturing 7.5% Technology Services 14.4% Other (Portfolios <5% of total) 6.1% (1) Sourced from Refinitive Loan Connector (Goldsheets) Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION.

57 SNC portfolio (outstanding balances as of June 30, 2023) Shared National Credit Outstandings: $14B (52%) Select and Investment Grade Asset Securitization $1.8 6.6% REIT $5.2 19.0% Subscription Lines $0.8 2.9% Utilities Investment Grade $1.0 3.6% Superior Transaction and Return Relationships (STARRs) $0.6 2.2% Non-Select Investment Grade $4.9 17.9% Non-Select Non-Investment Grade $13.1 47.8% Some STARR SNC Outstandings overlap with other Select segment and are excluded from STARR amounts above. Total SNC STARR Outstandings are $1.5B $27.4B

58 (1) Includes C&I, CRE - OO and IRE. (2) The spike in Consumer net charge-offs in late 2013 was associated with the move of ~$700M primarily accruing troubled debt restructured residential first mortgage loans to held for sale resulting in ~$150M of charge-offs. Historical Credit Profile —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% Average Total Net Charge-Offs Average Non-Performing Loans Average Commercial Net Charge-Offs(1) Average Consumer Net Charge-Offs(2) Pre- crisis Financial crisis Pre-Pandemic Pandemic Pre- crisis Financial crisis Pre-Pandemic Pandemic Pre- crisis Financial crisis Pre-Pandemic Pandemic Pre- crisis Financial crisis Pre-Pandemic Pandemic 1Q08 4Q12 1Q20 2Q23 0.32% 0.34% 0.65% 0.31% 0.47% 2.56% 0.27% 0.25% 1.84% 0.78% 0.46% 0.64%1.07%2.92%0.46%2.28% •Classified, Criticized, Non-Accrual, and Loss rate levels have improved since the height of the pandemic but are expected to further normalize during the second half of the year. 4Q22 1Q08 4Q12 1Q20 2Q23 4Q22 1Q08 4Q12 1Q20 2Q23 4Q221Q08 4Q12 1Q20 2Q23 4Q22

2023 expectations

GENERATING Consistent Sustainable Long-term Performance

FY 2023 Expectations	
Total Adjusted Revenue (from adjusted 2022 of $7,165)(1)(2)(3)	up 6-8%
Adjusted Non-Interest Expense (from adjusted 2022 of $3,886)(1)(2)	up ~6.5%
Adjusted Operating Leverage(1)(2)	positive
Ending Loans (from ending 2022 of $97,009)	up 3-4%
Ending Deposits (from ending 6/30/23 of $126,959)	modestly lower over 2H23
Net Charge-Offs / Average Loans	~35 bps
Effective Tax Rate	21-22%

SOUNDNESS PROFITability GROWTH

Expectations for 3Q23 & Beyond

- 3Q23 NII expected to decline ~5%(3) QoQ; 2023 NII expected to grow 12-14%(3) vs 2022
- Rolled out new Overdraft Grace period feature in late 2Q23; Expect FY23 service charges of ~$575M
- Expect 3Q23 capital markets revenue in $60-$80M range ex. CVA/DVA
- Expect to return to historical through-the-cycle annual NCOs range of 35-45 bps in 2024
- Although Basel III "endgame" final rule remains unknown, believe CET1 of ~10% provides sufficient flexibility to meet proposed changes along the implementation timeline while supporting strategic growth objectives; expect to resume share repurchase activity to maintain current CET1 level

(1) Non-GAAP, see appendix for reconciliation. (2) The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in the attached appendix or in previous filings with the SEC. (3) Expectations assume 06/30/2023 forward rates: upper-end Fed Funds range ends 2023 at ~5.5%; remaining 2023 avg 10-year U.S. Treasury yield 3.79%. A 2% change in the cycle-to-date beta assumption would drive +/- ~$40M to FY23 NII. A $1B change in NIB deposit balances assumption would drive +/- ~$30M to FY23 NII.

REGIONS 59

60 Environmental, Social & Governance Managing ESG risks & opportunities BOARD OF DIRECTORS ESG-related elements of the Strategic Plan, annual budget, and capital planning process BOARD-LEVEL COMMITTEES NCG Committee Risk Committee CHR Committee Audit Committee Technology Committee ESG strategies, initiatives, policies, and practices, along with related voluntary disclosures and stakeholder engagement ESG alignment within Enterprise Risk Appetite Statement, Risk Management Framework, and Risk Library Associate compensation and benefits, corporate culture, DEI practices, talent management, and succession planning Functioning of Company's internal controls and disclosure of material ESG matters Company culture and strategy related to technological and digital innovation MANAGEMENT-LEVEL COMMITTEES Executive Leadership Team ESG Leadership Council Disclosure Review Committee Risk Governance Committees Evaluates ESG considerations within strategic planning; oversees ESG Leadership Council Maintains aggregated view of ESG-related risks and opportunities and provides guidance and direction on internal initiatives Reviews and provides feedback on ESG- related disclosures in SEC reporting and voluntary ESG disclosures Review ESG-related metrics' performance to assess adherence to risk tolerance; supervise enterprise risk assessments incorporating ESG risks OVERSIGHT EXECUTION

61 Environmental, Social & Governance Customized approach to making life better for the people and places we serve We provide a suite of ESG disclosures on our ESG Resource Center, which is accessible at ir.regions.com/governance: • ESG Report • TCFD Report • SASB Index • GRI Index Sound practices to oversee and manage ESG-related risks and opportunities in line with business strategy • Dedicated, Board-level oversight of the Company's transformation and modernization efforts by Technology Committee, formed in 2022 • Addition of 3 new Directors in 2022 with extensive leadership experience, understanding of our footprint, and technology and cybersecurity knowledge • Maturation of ESG disclosure development and controls • Connections to key ESG areas within Directors' annual self-evaluations • Access to alternative financial services through the Regions Now Banking® suite of products • Promotion of financial wellness via the Regions Next Step® program's free financial wellness resources • Continued expansion of our Community Lending Program and Affordable Mortgage lending to support homeownership • Availability of customized financings from our Energy & Natural Resources Group and Solar Tax Equity Finance Team • Opportunities to attend classes tuition-free through our Guild program • Leadership skill development for all associates through RegionsLEADS Cornerstones of Leadership • Introduction of 3 DEI Areas of Impact: Marketplace, Workplace, and Workforce • Year-over-year improvements in associates' self-reported engagement • Establishment of a DEI Executive Council to link DEI priorities to broader business strategies • Grants and contributions from Regions Foundation® aimed at reducing barriers to economic success • Investments in debt and equity financing for projects and entities with a community development purpose through Regions Community Development Corporation® • Volunteering opportunities for associates to provide direct community support • New online modules and a grant to eliminate medical debts to help community members navigate medical financial hardships Service through products and services that align with unique ESG-related goals and strategies Efforts to support an informed and engaged team that is diverse like the communities we serve Cultivation of inclusive growth by investing in development and financial wellness

62 LIBOR Transition Mission Accomplished Regions has completed the transition from LIBOR As of June 30, 2023 Regions has completed the transition from LIBOR. The project that lasted over four years resulted in a smooth transition of thousands of loans and derivatives tied to USD LIBOR to alternatives such as CME Term SOFR, Daily Simple SOFR, Refinitiv USD IBOR Cash Fallback, and BSBY. There remain a handful of LIBOR instruments on the balance sheet that will automatically transition (fall back) at the beginning of their next interest period.

Acquisitions exceeding expectations

GENERATING Consistent Sustainable Long-term Performance

2Q23	Ascentium Capital	EnerBank
Average Balances	$2.5B	$4.9B
Portfolio Yield	8.0%	7.6%
NCOs	1.46%	1.45%

Ascentium Capital[1]

Origination Growth

- Volume up 4% for the first half of 2023
- An increasing interest rate environment, inflation, and a slowing economy are providing headwinds to origination growth and portfolio credit performance

Cross Marketing

- Contributing to strategic growth opportunities are transactions originated through cross-marketing relationships with Commercial Banking, Small Business Banking, and EnerBank

NCOs

- Ascentium net losses continue to normalize, driven by recoveries which are reverting to historical levels
- 2Q23 net losses of $9M are up from 1Q23 of $7.4M. Both quarters were below net charge-off targets

EnerBank[2]

Synergistic Opportunities

- Successful integration of EnerBank has led to a continued focus on growth and synergy opportunities

Strong Pipeline

- New contractor pipeline opportunities remain strong with key opportunities including HVAC and Windows

Production

- EnerBank production is on track with expectations as volumes remain strong

Credit

- Prime/Super-prime focus has resulted in strong credit performance; average FICO of 784 for 2Q23
- Credit losses peaked at 2.19% during the 2008 financial crisis

REGIONS 63

(1) Key portfolio metrics were provided with the company's original acquisition announcement on Form 8-K dated February 27, 2020. (2) Key portfolio metrics were provided with the company's original acquisition announcement on Form 8-K dated June 8, 2021.

64 APPENDIX

65 Selected items impact Second quarter 2023 highlights (1) Non-GAAP, see appendix for reconciliation. (2) Based on income taxes at an approximate 25% incremental rate. (3) Items impacting results or trends during the period, but are not considered non-GAAP adjustments. NM - Not Meaningful ($ amounts in millions, except per share data) 2Q23 QoQ Change YoY Change Net interest income $ 1,381 (2.5)% 24.6% Provision for (benefit from) credit losses 118 (12.6)% 96.7% Non-interest income 576 7.9% (10.0)% Non-interest expense 1,111 8.2% 17.2% Income before income taxes 728 (7.7)% (1.6)% Income tax expense 147 (16.9)% (6.4)% Net income 581 (5.1)% (0.3)% Preferred dividends 25 4.2% NM Net income available to common shareholders $ 556 (5.4)% (0.4)% Diluted EPS $ 0.59 (4.8)% —% Summary of second quarter results (amounts in millions, except per share data) 2Q23 Pre-tax adjusted items(1): Branch consolidation, property and equipment charges $ (1) Total pre-tax adjusted items(1) $ (1) Diluted EPS impact(2) $ — Additional selected items(3): Provision (in excess of) less than net charge-offs $ (37) Capital markets income (loss) - CVA/DVA (9) Residential MSR net hedge performance (4) Incremental operational losses related to check fraud (82)

66 Management uses computations of earnings and certain other financial measures, which exclude certain adjustments that are included in the financial results presented in accordance with GAAP, to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non-GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. The adjusted operating leverage ratio (non-GAAP), which is a measure of productivity, is calculated as the year over year percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the year over year percentage change in adjusted total non-interest expense (non-GAAP). Net loan charge-offs (GAAP) are presented excluding adjustments to arrive at adjusted net loan-charge offs (non-GAAP). Adjusted net loan charge-offs as a percentage of average loans (non-GAAP) are calculated as adjusted net loan charge- offs (non-GAAP) divided by average loans (GAAP) and annualized. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Tangible common stockholders’ equity and return on average tangible common shareholders' equity (ROATCE) ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity measure. Because tangible common stockholders’ equity and ROATCE are not formally defined by GAAP or prescribed in any amount by federal banking regulations they are currently considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Adjustments to shareholders' equity include intangible assets and related deferred taxes and preferred stock. Additionally, adjustments to ROATCE include accumulated other comprehensive income. The Company also presents accumulated other comprehensive excluding adjustments to arrive at adjusted accumulated other comprehensive income (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to stockholders. Management and the Board of Directors utilize non-GAAP measures as follows: • Preparation of Regions' operating budgets • Monthly financial performance reporting • Monthly close-out reporting of consolidated results (management only) • Presentation to investors of company performance • Metrics for incentive compensation Non-GAAP information

67 Non-GAAP reconciliation Adjusted Net Charge-Offs and Ratio Year-Ended For the Quarter Ended ($ amounts in millions) 2022 12/31/2022 9/30/2022 6/30/2022 3/31/2022 Net loan charge-offs (GAAP) $ 263 $ 69 $ 110 $ 38 $ 46 Less: charge-offs associated with the sale of unsecured consumer loans 63 — 63 — — Adjusted net loan charge-offs (non-GAAP) $ 200 $ 69 $ 47 $ 38 $ 46 Net loan charge-offs as a % of average loans, annualized (GAAP) 0.29% 0.29% 0.46% 0.17% 0.21 % Adjusted net loan charge-offs as a % of average loans, annualized (non-GAAP) 0.22% 0.29% 0.19% 0.17% 0.21%

68 Non-GAAP reconciliation Adjusted AOCI for AFS plus HTM and Cash Flow Hedges ($ amounts in millions) 3/31/2023 Unrealized losses on securities transferred to held to maturity, after-tax (GAAP) $ (9) Unrealized gains (losses) on securities available for sale, after-tax (GAAP) (2,226) Unrealized gains (losses) on derivative instruments designated as cash flow hedges, after-tax (GAAP) (190) $ (2,425) Unrealized losses on held to maturity securities not recognized in OCI, after-tax (Non-GAAP)* $ (31) Adjusted AOCI for AFS plus HTM and cash flow hedges, after-tax (Non-GAAP) $ (2,456) *Assumes a tax rate of 25%

69 Non-GAAP reconciliation Non-interest expense Twelve Months Ended December 31 ($ amounts in millions) 2022 2021 2020 2019 2018 2017 2016 Non-interest expense (GAAP) $ 4,068 $ 3,747 $ 3,643 $ 3,489 $ 3,570 $ 3,491 $ 3,483 Adjustments: Contribution to Regions Financial Corporation foundation — (3) (10) — (60) (40) — Professional, legal and regulatory expenses (179) (15) (7) — — — (3) Branch consolidation, property and equipment charges (3) (5) (31) (25) (11) (22) (58) Expenses associated with residential mortgage loan sale — — — — (4) — — Loss on early extinguishment of debt — (20) (22) (16) — — (14) Salary and employee benefits—severance charges — (6) (31) (5) (61) (10) (21) Acquisition expense — — (1) — — — — Adjusted non-interest expense (non-GAAP) $ 3,886 $ 3,698 $ 3,541 $ 3,443 $ 3,434 $ 3,419 $ 3,387

Non-GAAP reconciliation

Pre-tax pre-provision income (PPI)

GENERATING Consistent Sustainable Long-term Performance

	Quarter Ended												
($ amounts in millions)	**6/30/2023**	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Net income available to common shareholders (GAAP)	**$ 556**	**$ 588**	$ 660	$ 404	$ 558	$ 524	$ 414	$ 624	$ 748	$ 614	$ 588	$ 501	$ (237)
Preferred dividends (GAAP)	**25**	**24**	25	25	25	24	24	27	42	28	28	29	23
Income tax expense (GAAP)	**147**	**177**	187	133	157	154	103	180	231	180	121	104	(47)
Income (loss) before income taxes (GAAP)	**728**	**789**	872	562	740	702	541	831	1,021	822	737	634	(261)
Provision for (benefit from) credit losses (GAAP)	**118**	**135**	112	135	60	(36)	110	(155)	(337)	(142)	(38)	113	882
Pre-tax pre-provision income (non-GAAP)	**846**	**924**	984	697	800	666	651	676	684	680	699	747	621
Other adjustments:													
Securities (gains) losses, net	**—**	**2**	—	1	—	—	—	(1)	(1)	(1)	—	(3)	(1)
Gains on equity investment	**—**	**—**	—	—	—	—	—	—	—	(3)	(6)	(44)	—
Leveraged lease termination gains, net	**—**	**(1)**	—	—	—	(1)	—	(2)	—	—	—	—	—
Bank-owned life insurance	**—**	**—**	—	—	—	—	—	—	(18)	—	(25)	—	—
Insurance proceeds	**—**	**—**	(50)	—	—	—	—	—	—	—	—	—	—
Salaries and employee benefits—severance charges	**—**	**—**	—	—	—	—	1	—	2	3	26	2	2
Branch consolidation, property and equipment charges	**1**	**2**	5	3	(6)	1	—	—	—	5	7	3	10
Contribution to the Regions Financial Corporation foundation	**—**	**—**	—	—	—	—	—	—	1	2	10	—	—
Loss on early extinguishment of debt	**—**	**—**	—	—	—	—	—	20	—	—	14	2	6
Acquisition expenses	**—**	**—**	—	—	—	—	—	—	—	—	—	—	1
Professional, legal and regulatory expenses	**—**	**—**	—	179	—	—	15	—	—	—	—	—	7
Total other adjustments	**1**	**3**	(45)	183	(6)	—	16	17	(16)	6	26	(40)	25
Adjusted pre-tax pre-provision income (non-GAAP)	**$ 847**	**$ 927**	$ 939	$ 880	$ 794	$ 666	$ 667	$ 693	$ 668	$ 686	$ 725	$ 707	$ 646

NM - Not Meaningful

REGIONS 70

Non-GAAP reconciliation

NII, non-interest income/expense, and efficiency ratio

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)		Quarter Ended 6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	2Q23 vs. 1Q23		2Q23 vs. 2Q22	
Non-interest expense (GAAP)	A	$ 1,111	$ 1,027	$ 1,017	$ 1,170	$ 948	$ 84	8.2 %	$ 163	17.2 %
Adjustments:										
Branch consolidation, property and equipment charges		(1)	(2)	(5)	(3)	6	1	50.0 %	(7)	(116.7)%
Professional, legal and regulatory expenses		–	–	–	(179)	–	–	NM	–	NM
Adjusted non-interest expense (non-GAAP)	B	$ 1,110	$ 1,025	$ 1,012	$ 988	$ 954	$ 85	8.3 %	$ 156	16.4 %
Net interest income (GAAP)	C	$ 1,381	$ 1,417	$ 1,401	$ 1,262	$ 1,108	$ (36)	(2.5)%	$ 273	24.6 %
Taxable-equivalent adjustment		12	13	13	12	11	(1)	(7.7)%	1	9.1 %
Net interest income, taxable-equivalent basis	D	$ 1,393	$ 1,430	$ 1,414	$ 1,274	$ 1,119	$ (37)	(2.6)%	$ 274	24.5 %
Non-interest income (GAAP)	E	576	534	600	605	640	42	7.9 %	(64)	(10.0)%
Adjustments:										
Securities (gains) losses, net		–	2	–	1	–	(2)	(100.0)%	–	NM
Leveraged lease termination gains		–	(1)	–	–	–	1	100.0 %	–	NM
Insurance Proceeds		–	–	(50)	–	–	–	NM	–	NM
Adjusted non-interest income (non-GAAP)	F	$ 576	$ 535	$ 550	$ 606	$ 640	41	7.7 %	$ (64)	(10.0)%
Total revenue	C+E=G	$ 1,957	$ 1,951	$ 2,001	$ 1,867	$ 1,748	$ 6	0.3 %	$ 209	12.0 %
Adjusted total revenue (non-GAAP)	C+F=H	$ 1,957	$ 1,952	$ 1,951	$ 1,868	$ 1,748	$ 5	0.3 %	$ 209	12.0 %
Total revenue, taxable-equivalent basis	D+E=I	$ 1,969	$ 1,964	$ 2,014	$ 1,879	$ 1,759	$ 5	0.3 %	$ 210	11.9 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$ 1,969	$ 1,965	$ 1,964	$ 1,880	$ 1,759	$ 4	0.2 %	$ 210	11.9 %
Efficiency ratio (GAAP)	A/I	56.4 %	52.3 %	50.5 %	62.3 %	53.9 %				
Adjusted efficiency ratio (non-GAAP)	B/J	56.4 %	52.2 %	51.6 %	52.6 %	54.2 %				
Fee income ratio (GAAP)	E/I	29.3 %	27.2 %	29.8 %	32.2 %	36.4 %				
Adjusted fee income ratio (non-GAAP)	F/J	29.3 %	27.2 %	28.0 %	32.2 %	36.4 %				

NM - Not Meaningful

REGIONS 71

72 Non-GAAP reconciliation Non-interest income Year Ended ($ amounts in millions) 2022 2021 2020 2019 2018 2017 2016 2015 2014 2013 2012 2011 Non-interest income (GAAP) $ 2,429 $ 2,524 $ 2,393 $ 2,116 $ 2,019 $ 1,962 $ 2,011 $ 1,937 $ 1,785 $ 2,096 $ 2,201 $ 2,226 Security (gains) losses, net 1 (3) (4) 28 (1) (19) (6) (29) (27) (26) (48) (112) Bank Owned Life Insurance - Adusted Items — (18) (25) — — — — — — — — — Leverage Lease Terminations Inc (1) (2) (2) (1) (8) (1) (8) (8) (10) (39) (14) (8) Loss on sale of mortgage loans — — — — — — — — — — — 3 Gain on sale of other assets — — — — — — — — — (24) — — Gain on sale of affordable housing residential mortgage loans — — — (8) — (5) (5) — — — — — Gains on equity investment — (3) (50) — — — — — — — — — Insurance proceeds (50) — — — — — (50) (91) — — — — Adjusted non-interest income (non- GAAP) $ 2,379 $ 2,498 $ 2,312 $ 2,135 $ 2,010 $ 1,937 $ 1,942 $ 1,809 $ 1,748 $ 2,007 $ 2,139 $ 2,109

73 Quarter Ended ($ amounts in millions) 6/30/2023 3/31/2023 12/31/2022 9/30/2022 6/30/2022 RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY Net income available to common shareholders (GAAP) A $ 556 $ 588 $ 660 $ 404 $ 558 Average shareholders' equity (GAAP) $ 16,892 $ 16,457 $ 15,442 $ 16,473 $ 16,404 Less: Average intangible assets (GAAP) 5,966 5,977 5,996 6,019 6,034 Average deferred tax liability related to intangibles (GAAP) (104) (103) (105) (104) (101) Average preferred stock (GAAP) 1,659 1,659 1,659 1,659 1,659 Average tangible common shareholders' equity (non-GAAP) B $ 9,371 $ 8,924 $ 7,892 $ 8,899 $ 8,812 Less: Average AOCI, after-tax (2,936) (3,081) (3,535) (2,213) (1,921) Average tangible common shareholders' equity excluding AOCI (non- GAAP) C $ 12,307 $ 12,005 $ 11,427 $ 11,112 $ 10,733 Return on average tangible common shareholders' equity (non-GAAP) A/B 23.82% 26.70% 33.20% 18.02% 25.40 % Return on average tangible common shareholders' equity excluding AOCI (non-GAAP) A/C 18.14% 19.85% 22.91% 14.42% 20.85 % Non-GAAP reconciliation Return on average tangible common shareholders' equity

74 Non-GAAP reconciliation Return on average tangible common shareholders' equity Year Ended ($ amounts in millions) 2022 2021 2020 2019 2018 2017 2016 2015 RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY Net income available to common shareholders A $ 2,146 $ 2,400 $ 991 $ 1,503 $ 1,695 $ 1,199 $ 1,099 $ 998 Average shareholders' equity $ 16,503 $ 18,201 $ 17,382 $ 16,082 $ 15,381 $ 16,665 $ 17,126 $ 16,916 Less: Average intangible assets 6,023 5,435 5,239 4,943 5,010 5,103 5,125 5,099 Average deferred tax liability related to intangibles (103) (99) (99) (94) (97) (148) (162) (170) Average preferred stock 1,659 1,658 1,509 1,151 820 820 820 848 Average tangible common shareholders' equity B $ 8,924 $ 11,207 $ 10,733 $ 10,082 $ 9,648 $ 10,890 $ 11,343 $ 11,139 Return on average tangible common shareholders' equity A/B 24.05% 21.42% 9.23% 14.91% 17.57% 11.01% 9.69% 8.96%

Non-GAAP reconciliation

Tangible Common Ratios

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions, except per share data)		As of and for Quarter Ended					
		6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
TANGIBLE COMMON RATIOS							
Shareholders' equity (GAAP)	A	$ 16,639	$ 16,883	$ 15,947	$ 15,173	$ 16,507	$ 16,982
Less:							
Preferred stock (GAAP)		1,659	1,659	1,659	1,659	1,659	1,659
Intangible assets (GAAP)		5,959	5,971	5,982	6,005	6,028	6,040
Deferred tax liability related to intangibles (GAAP)		(106)	(104)	(103)	(105)	(104)	(101)
Tangible common shareholders' equity (non-GAAP)	B	$ 9,127	$ 9,357	$ 8,409	$ 7,614	$ 8,924	$ 9,384
Less: AOCI, after-tax (GAAP)		(3,440)	(2,844)	(3,343)	(3,632)	(2,067)	(1,214)
Tangible common shareholders' equity excluding AOCI (non-GAAP)	C	$ 12,567	$ 12,201	$ 11,752	$ 11,246	$ 10,991	$ 10,598
Total assets (GAAP)	D	$ 155,656	$ 154,135	$ 155,220	$ 157,798	$ 160,908	$ 164,082
Less:							
Intangible assets (GAAP)		5,959	5,971	5,982	6,005	6,028	6,040
Deferred tax liability related to intangibles (GAAP)		(106)	(104)	(103)	(105)	(104)	(101)
Tangible assets (non-GAAP)	E	$ 149,803	$ 148,268	$ 149,341	$ 151,898	$ 154,984	$ 158,143
Less: AOCI, pre-tax (GAAP)		$ (4,613)	$ (3,812)	$ (4,481)	$ (4,871)	$ (2,772)	$ (1,629)
Tangible assets excluding AOCI (non-GAAP)	F	$ 154,416	$ 152,080	$ 153,822	$ 156,769	$ 157,756	$ 159,772
Shares outstanding—end of quarter	G	$ 939	935	934	934	934	933
Total equity to total assets (GAAP)	A/D	10.69 %	10.95 %	10.27 %	9.62 %	10.26 %	10.35 %
Tangible common shareholders' equity to tangible assets (non-GAAP)	B/E	6.09 %	6.31 %	5.63 %	5.01 %	5.76 %	5.93 %
Tangible common book value per share (non-GAAP)	B/G	$ 9.72	$ 10.01	$ 9.00	$ 8.15	$ 9.55	$ 10.06
Tangible common shareholders' equity to tangible assests (non-GAAP), ex. AOCI	C/F	8.14 %	8.02 %	7.64 %	7.17 %	6.97 %	6.63 %

REGIONS 75

76 Forward-Looking Statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our businesses and our financial results and conditions. • Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Volatility and uncertainty related to inflation and the effects of inflation, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally. • The impact of pandemics, including the COVID-19 pandemic, on our businesses, operations, and financial results and conditions. The duration and severity of any pandemic could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values, and result in lost revenue or additional expenses. • Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment, declining operations of the reporting unit or other factors. • The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios, and our ability to return capital to shareholders. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Rising interest rates could negatively impact the value of our portfolio of investment securities. • The loss of value of our investment portfolio could negatively impact market perceptions of us. • The effects of social media on market perceptions of us and banks generally. • Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital. • Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are. • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. Forward-looking statements

77 • Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses. • The success of our marketing efforts in attracting and retaining customers. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively. • Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses. Forward-looking statements (continued)

78 • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • Our ability to achieve our expense management initiatives. • Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans. • Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. • Other risks identified from time to time in reports that we file with the SEC. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2022 and in Regions’ subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551. Forward-looking statements (continued)

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